As filed with the Securities and Exchange Commission on September 22, 2005

Registration Statement No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	57-0866076

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34 Broad Street, Charleston, South Carolina	29401

(Address of principal executive offices)	(Zip code)

First Financial Holdings, Inc. 2005 Stock Option Plan First Financial Holdings, Inc. 2005 Performance Equity Plan for Non-Employee Directors

(Full titles of the plans)

Dorothy B. Wright Vice President, Investor Relations First Financial Holdings, Inc. 34 Broad Street Charleston, South Carolina 29401 (843) 529-5931	John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value per share	660,000(1)	$29.615(2)	$19,549,900	$2,300.55

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Financial Holdings, Inc. 2005 Stock Option Plan and the 2005 Performance Equity Plan for Non-Employee Directors as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.
(2)	Estimated in accordance with Rule 457(h), calculated on the basis of $29.615 per share, the average of the high and low share prices of First Financial Holdings, Inc. common stock on the Nasdaq National Market on September 21, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Financial Holdings, Inc. 2005 Stock Option Plan and the 2005 Performance Equity Plan for Non-Employee Directors as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933.

          Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          The following documents previously or concurrently filed by First Financial Holdings, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"):

          (a)           the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (File No. 000-17122) filed pursuant to the Securities Exchange Act of 1934;

          (b)           all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above; and

          (c)           the description of the Registrant's common stock, par value $.01 per share, set forth in the Registrant's Proxy Statement/Prospectus dated December 11, 1987 and filed as part of the Registrant's Registration Statement on Form S-4 (File No. 33-18272), dated November 9, 1987.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

          The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Corporate Secretary, First Financial Holdings, Inc., 34 Broad Street, Charleston, South Carolina 29401, telephone number (843) 529-5931.

          All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

          Not Applicable

Item 5. Interests of Named Experts and Counsel

          Not Applicable

Item 6. Indemnification of Directors and Officers

          Article XV of the Registrant's Certificate of Incorporation requires indemnification of any person who is or was a director, officer or employee of the Registrant, or who serves or served at the Registrant's request as a director, officer, employee, agent, partner or trustee of another entity, for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding. In order to qualify for indemnification, the person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of derivative suits, there shall be no indemnification for anyone who has been adjudged liable to the Registration unless (and only to the extent that ) the court in which the suit was brought shall determine that despite the adjudication but in view of all the circumstances, that person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

          Section 145 of the Delaware General Corporation Law provides for permissible and mandatory indemnification of directors, officers, employees and agents in certain circumstances. Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and 145(b), or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Section 145(d) provides that any indemnification under Sections 145(a) and 145(b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 145(a) and 145(b).

          Section 145(e) provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to be indemnified by the corporation. Expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          Section 145(f) provides that indemnification and advancement of expenses provided under Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Item 7. Exemption From Registration Claimed

    Not Applicable

Item 8. Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant (2)

5	Opinion of Breyer & Associates PC

23.1	Consent of KPMG LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99.1	First Financial Holdings, Inc. 2005 Stock Option Plan (3)

99.2	First Financial Holdings, Inc. 2005 Performance Equity Plan for Non-Employee Directors (3)

(1)	Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.
(2)	Incorporated by reference to the Registrant's Current Report on Form 8-K/A filed with the Commission on December 1, 2004.
(3)	Incorporated by reference to the Registrant's Definitive Annual Meeting Proxy Statement, filed with the Commission on December 14, 2004.

Item 9. Undertakings

          (a)      The undersigned Registrant hereby undertakes:

                    1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    2.           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

                    3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charleston, State of South Carolina, on the 22 day of September 2005.

FIRST FINANCIAL HOLDINGS, INC.

By:	/s/ A. Thomas Hood

A. Thomas Hood
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints A. Thomas Hood his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:	/s/ A. Thomas Hood	By:	/s/ James C. Murray

	A. Thomas Hood Director (Principal Executive Officer)		James C. Murray Director

Date:	September 22, 2005	Date:	September 22, 2005

By:	/s/ Susan E. Baham	By:	/s/ Henry M. Swink.

	Susan E. Baham Executive Vice President (Principal Accounting Officer)		Henry M. Swink. Director

Date:	September 22, 2005	Date:	September 22, 2005

By:	/s/ Paula Harper Bethea	By:	/s/ Paul G. Campbell, Jr.

	Paula Harper Bethea Director		Paul G. Campbell, Jr. Director

Date:	September 22, 2005	Date:	September 22, 2005

By:	/s/ Ronnie M. Givens	By:	/s/ Thomas J. Johnson

	Ronnie M. Givens Director		Thomas J. Johnson Director

Date:	September 22, 2005	Date:	September 22, 2005

By:	/s/ Ronnie M. Givens	By:	/s/ D. Kent Sharples

	James L. Rowe Director		D. Kent Sharples Director

Date:	September 22, 2005	Date:	September 22, 2005

FIRST FINANCIAL HOLDINGS, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant (2)

5	Opinion of Breyer & Associates PC

23.1	Consent of KPMG LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99.1	First Financial Holdings, Inc. 2005 Stock Option Plan (3)

99.2	First Financial Holdings, Inc. 2005 Performance Equity Plan for Non-Employee Directors (3)

(1)	Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.
(2)	Incorporated by reference to the Registrant's Current Report on Form 8-K/A filed with the Commission on December 1, 2004.
(3)	Incorporated by reference to the Registrant's Definitive Annual Meeting Proxy Statement, filed with the Commission on December 14, 2004.